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                                                                    EXHIBIT 99.2

                               CERTIFICATE OF CFO


         I, Leslye L. Grindle, Chief Financial Officer of Southern Community Bancshares, Inc. (the "Registrant"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

         (3) the annual report on Form 10-KSB of the Registrant, to which this certificate is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

         (4) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                      /s/ Leslye L. Grindle
Dated: March 27, 2003                 ------------------------------------------
                                      Leslye L. Grindle, Chief Financial Officer